Exhibit 31.1

Certification of Principal Executive Officer of Energy Partners, Ltd.

Pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended

I, Alan D. Bell, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Energy Partners, Ltd.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Alan D. Bell
Chief Restructuring Officer
(Principal Executive Officer)

Dated: August 20, 2009